Exhibit 5.1

Our File No.	1022049 - 315084
Date	March 17, 2025

Damon Inc.
704 Alexander Street
Vancouver, British Columbia
Canada V6A 1E3

Dear Sirs:

Re: Damon Inc. - Registration Statement on Form S-1

We have acted as special Canadian legal counsel to Damon Inc., a British Columbia corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed on March 17, 2025 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) with respect to the underwritten public offering (the “Offering”) and sale of the following securities:

1.	units (the “Units”) at a public offering price per Unit (the “Offering Price”) to be determined pursuant to the Underwriting Agreement (defined below) – provided that the aggregate Offering Price of all Units sold in the Offering shall not exceed $15,000,000 - with each Unit to consist of either:

a.	one common share without par value in the capital of the Company (each, a “Common Share”, with each Common Share comprising part of a Unit being a “Share”), and one Series A Warrant to purchase one Common Share at an initial exercise price equal to 150% of the Offering Price per Unit (each, a “Series A Warrant”); or

b.	one pre-funded warrant to purchase one Common Share at an exercise price of $0.001 (the “Pre-Funded Warrants”), and one Series A Warrant;

2.	Common Shares issuable upon exercise of the Series A Warrants (the “Warrant Shares”);

3.	Common Shares issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”);

4.	Warrants to purchase a number of Common Shares equal to 5.0% of the total number of Units sold in the Offering, at an initial exercise price equal to 150% of the Offering Price per Unit (the “Underwriter’s Warrants”);

5.	Common Shares issuable upon exercise of the Underwriter’s Warrants (the “Underwriter’s Warrant Shares”).

The Company has granted to Maxim Group LLC, acting as sole underwriter (the “Underwriter”) of the Offering, an option (the “Over-Allotment Option”), exercisable in whole or in part, at the sole discretion of the Underwriter up to 15% additional Common Shares (each, an “Over-Allotment Share”) at a purchase price equal to the Offering Price less $0.001 per Over-Allotment Share, or up to 15% additional Pre-Funded Warrants (each, an “Over-Allotment Pre-Funded Warrant”) at a purchase price equal to the Offering Price less $0.002 per Over-Allotment Pre-Funded Warrant, and/or up to 15% additional Series A Warrants at a purchase price of $0.001 per Series A Warrant (each, an “Over-Allotment Series A Warrant” and together with the Over-Allotment Shares and the Over-Allotment Pre-Funded Warrants, the “Over-Allotment Securities”).

McMillan LLP ½ Royal Centre, 1055 W. Georgia St., Suite 1500, PO Box 11117, Vancouver, BC, Canada V6E 4N7 ½ t 604.689.9111 ½ f 604.685.7084

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March 17, 2025 Page 2

The Over-Allotment Option is exercisable for any number of Over-Allotment Shares, Over-Allotment Series A Warrants or Over-Allotment Pre-Funded Warrants, or any combination thereof. The Registration Statement also registers the offer and sale of the Over-Allotment Securities, as well as the Common Shares (the “Over-Allotment Warrant Shares”) issuable upon exercise of the Over-Allotment Series A Warrants and the Common Shares (the “Over-Allotment Pre-Funded Warrant Shares”) issuable upon exercise of the Over-Allotment Pre-Funded Warrants.

All references herein to Shares, Series A Warrants, Pre-Funded Warrants, Warrant Shares and Pre-Funded Warrant Shares shall, if the context requires, include, respectively, Over-Allotment Shares, Over-Allotment Series A Warrants, Over-Allotment Pre-Funded Warrants, Over-Allotment Warrant Shares and Over-Allotment Pre-Funded Warrant Shares. The Units, Common Shares, Series A Warrants, Pre-Funded Warrants, Warrant Shares, Pre-Funded Warrant Shares, Underwriter’s Warrants and Underwriter’s Warrant Shares are collectively referred to herein as the “Securities”.

The Units will not be issued or certificated, and, although the Shares and Series A Warrants, or the Pre-Funded Warrants and Series A Warrants, as applicable, comprising the Units will be purchased together in the Offering, the Shares and Series A Warrants, or Pre-Funded Warrants and Series A Warrants, as the case may be, will be issued separately. Each Series A Warrant will entitle the holder to purchase one Warrant Share for a period of two and one-half years from the date of issuance, subject to adjustment in accordance with its terms. Each Pre-Funded Warrant will entitle the holder to purchase one Pre-Funded Warrant Share at any time until the Pre-Funded Warrant is exercised.

We understand that the Securities are to be sold to the Underwriter as described in the Registration Statement pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and between the Company and the Underwriter (the “Underwriting Agreement”).

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the prospectus (the “Prospectus”), filed as Part I of the Registration Statement, the Company’s Notice of Articles, the Company’s Articles, records of the Company’s corporate proceedings in connection with the Offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents and instruments submitted to us as certified, photostatic or other copies; (v) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vii) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

March 17, 2025 Page 3

We have further assumed that the Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner described in the Registration Statement.

Our opinion is limited to law of the Province of British Columbia, including all applicable provisions of the Business Corporations Act (British Columbia). We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

The Series A Warrants, the Pre-Funded Warrants and the Underwriter’s Warrants constituting valid and binding obligations under the laws of the State of New York is addressed in the opinion of Norton Rose Fulbright US LLP, which is separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	the Units have been duly authorized for issuance by all necessary corporate action by the Company;

2.	the Shares have been duly authorized for issuance and, when the Shares are issued and sold in the manner contemplated by the Underwriting Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable;

3.	the Series A Warrants have been duly authorized for issuance and, when issued and sold by the Company in accordance with and in the manner contemplated by the Underwriting Agreement and the Registration Statement, will be validly issued;

4.	the Warrant Shares have been duly authorized for issuance and, when issued by the Company upon valid exercise of the Series A Warrants and upon payment to the Company of the required consideration, in accordance with and in the manner contemplated by the Registration Statement and the Series A Warrants, will be validly issued, fully paid and non-assessable;

March 17, 2025 Page 4

5.	the Pre-Funded Warrants have been duly authorized for issuance and, when issued and sold by the Company in accordance with and in the manner contemplated by the Underwriting Agreement and the Registration Statement, will be validly issued;

6.	the Pre-Funded Warrant Shares have been duly authorized and, when issued by the Company upon valid exercise of the Pre-Funded Warrants and upon payment to the Company of the required consideration, in accordance with and in the manner contemplated by the Registration Statement and the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable;

7.	the Underwriter’s Warrants have been duly authorized for issuance and, when issued and sold by the Company in accordance with and in the manner contemplated by the Underwriting Agreement and the Registration Statement, will be validly issued; and

8.	The Underwriter’s Warrant Shares have been duly authorized for issuance and, when issued by the Company upon valid exercise of the Underwriter’s Warrants and upon payment to the Company of the required consideration, in accordance with and in the manner contemplated by the Registration Statement and the Underwriter’s Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the Prospectus included therein entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement and the related Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

Yours truly,

/s/ McMillan LLP